UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 10, 2011

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 11, 2011, Cal Dive International, Inc., a Delaware corporation (the “Company”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”), among the Company, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A. (the “Agent”), as Administrative Agent, Swing Line Lender and L/C Issuer (as such terms are defined in the Credit Agreement). The Amendment amends that certain Credit Agreement, dated as of April 26, 2011 (the “Credit Agreement”), among the Company, the Lenders and the Agent.  Capitalized terms used and not otherwise defined in this Item 1.01 shall have the meanings ascribed to such terms in the Credit Agreement, as amended.

The Amendment amends the Credit Agreement to, among other things, (i) temporarily increase the Company’s permitted maximum consolidated leverage (debt to EBITDA) ratio; (ii) permanently reduce the size of the revolving credit facility from $300 million to $150 million, and temporarily remove the $100 million accordion feature; (iii) for the fiscal quarter ending March 31, 2012, temporarily limit the amount available for borrowing and letters of credit under the $150 million revolving credit facility to $75 million and waive the leverage ratio covenant; (iv) eliminate the current EBITDA to interest financial covenant effective immediately, and, beginning in the fiscal quarter ending June 30, 2012, replace it with a fixed charge coverage ratio covenant; and (v) temporarily add a collateral coverage sublimit on the amount available for borrowings under the revolving credit facility.

Under the Amendment, the Company’s leverage ratio covenant (debt to EBITDA) was increased to 5.0x for the fiscal quarter ending December 31, 2011, and the size of the revolving credit facility was permanently reduced from $300 million to $150 million.  The Amendment also temporarily eliminates the Company’s ability to exercise the “accordion” feature of the revolving credit facility to increase the amount of the facility by up to an additional $100 million.

In addition, for the fiscal quarter ending March 31, 2012, the Amendment also temporarily limits the amount available for borrowing and letters of credit under the $150 million revolving credit facility to $75 million, and requires the Company to meet either the leverage ratio covenant of 5.0x or have consolidated EBITDA for the trailing twelve months ending on March 31, 2012 of at least $25.2 million.  During this quarter and assuming the Company meets the minimum trailing EBITDA covenant, the full $75 million will be available to the Company for borrowing and letters of credit and will not be limited by the leverage ratio.

Following the fiscal quarter ending March 31, 2012, and assuming the Company has complied with the covenants described above, the full $150 million of the revolver will again be available for borrowing and letters of credit (subject to the leverage ratio covenant), and the Company’s maximum permitted leverage ratio covenant will increase to 5.75x for the quarter ending June 30, 2012, decrease to 4.25x through September 30, 2012, decrease to 4.00x through December 31, 2012, and will return to 3.75x thereafter.  Prior to the Amendment, the maximum permitted leverage ratio was 4.25x for the quarter ended September 30, 2011 and 3.75x for the quarter ending December 31, 2011 and thereafter.

The Company currently is subject to an EBITDA to interest financial covenant.  As part of the Amendment, this covenant was eliminated effective immediately, and, beginning in the fiscal quarter ending June 30, 2012, will be replaced with a fixed charge coverage ratio covenant.  Under the new covenant, the Company’s fixed charge coverage ratio must not be less than 1.25x at any time during the fiscal quarter ending June 30, 2012 or any fiscal quarter thereafter.

The Amendment also temporarily imposes a collateral coverage sublimit on the amount available under the revolving credit facility equal to the sum of (i) 80% of the orderly liquidation value of each of the Company’s vessels that is subject to a vessel mortgage and (ii) 80% of the value of all accounts receivables of the Company and its subsidiaries, less the outstanding amount of the term loan.  The Amendment also temporarily limits or reduces permitted liens, investments, dispositions and restricted payments under the negative covenants included in the Credit Agreement.

Once the Company delivers a compliance certificate that demonstrates a consolidated leverage ratio of not more than 3.75x and a fixed charge coverage ratio of not less than 1.25x as of the most recent fiscal quarter, the collateral coverage sublimit will be removed, the $100 million accordion feature will be restored, and the various limits and restrictions in the negative covenants will be restored to the levels provided in the Credit Agreement, effective as of the date such compliance certificate is delivered.

The Amendment makes no changes to the Company’s $150 million term loan or its amortization schedule.  Quarterly principal payments on the term loan are not required until June 30, 2012 when quarterly principal payments of $2 million commence.  The quarterly principal payments will remain at $2 million until June 30, 2013, at which time the payments will increase to $4 million until maturity in April 2016.  A final payment of approximately $94 million will be due at maturity.

In connection with the execution and delivery of the Amendment, Lenders who consented to the Amendment received an up-front fee of 25 basis points on their aggregate commitment under the Credit Agreement.

           After giving effect to the Amendment, the interest rate margins on the Loans will range from 3.50% to 4.25% on Eurodollar Rate Loans and 2.50% to 3.25% on Base Rate Loans.  In addition, a commitment fee of 0.50% will be payable quarterly on the unused portion of the Lenders’ aggregate commitment under the revolving credit facility.  The prior range for Eurodollar Rate and Base Rate Loans was 2.50% to 3.25% and 1.50% to 2.25%, respectively.  The interest rate margins on the Loans will fluctuate in relation to the Company’s consolidated leverage ratio as provided in the Credit Agreement.

The increased margins associated with the Loans are set forth below:

Amended Loans Pricing Grid:
Consolidated Leverage Ratio	Eurodollar Rate	Base Rate	Unused Fee
> 3.0x	4.25%	3.25%	0.50%
> 2.5x, < 3.0x	4.00%	3.00%	0.50%
> 1.5x, < 2.5x	3.75%	2.75%	0.50%
< 1.5x	3.50%	2.50%	0.50%

Prior Loans Pricing Grid:
Consolidated Leverage Ratio	Eurodollar Rate	Base Rate	Unused Fee
> 3.0x	3.25%	2.25%	0.50%
> 2.5x, < 3.0x	3.00%	2.00%	0.50%
> 1.5x, < 2.5x	2.75%	1.75%	0.50%
< 1.5x	2.50%	1.50%	0.50%

A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 27, 2011.  A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.  The description of the Credit Agreement and the Amendment are each qualified in their entirety by reference to such filings.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

The following information is being provided under Form 8-K, Item 7.01, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts.

On October 10, 2011, the Company issued a press release reporting the approval of Amendment No. 1 to Credit Agreement, which is included herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   October 12, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1
Amendment No. 1 to Credit Agreement, dated October 7, 2011, but effective as of October 11, 2011, by Cal Dive International, Inc., a Delaware corporation, the lenders party to the Credit Agreement, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press release issued by Cal Dive International, Inc. on October 10, 2011, reporting the approval of Amendment No. 1 to Credit Agreement.